Exhibit 21
Subsidiaries of Bowman Consulting Group Ltd.

Blankinship & Associates, Inc.
    Jurisdiction of Incorporation: California
Bowman Consulting Mexico Sociedad de Responsabilidad Limitada de Capital Variable
    Jurisdiction of Incorporation: Mexico
Bowman Gulf Coast LLC
Jurisdiction of Incorporation: Florida
Bowman Infrastructure Engineers Ltd.
Jurisdiction of Incorporation:    California
Bowman North Carolina Ltd.
Jurisdiction of Incorporation: North Carolina
Bowman Realty Consultants LLC
Jurisdiction of Incorporation: Florida
Fisher Engineering, Inc.
Jurisdiction of Incorporation: Georgia
Hess-Rountree, Inc.
Jurisdiction of Incorporation: Arizona
High Mesa, a Bowman Company
    Jurisdiction of Incorporation: New Mexico
McMahon Associates, Inc.
Jurisdiction of Incorporation: Pennsylvania
Project Design Consultants, LLC
Jurisdiction of Incorporation: California
Richter & Associates, A Bowman Company LLC
Jurisdiction of Incorporation: Maryland
Speece Lewis Engineers, LLC
Jurisdiction of Organization: Nebraska